UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2004 (September 1, 2004)
Date of Report (Date of earliest event reported)

Core Laboratories N.V.

(Exact name of registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands (State or other jurisdiction of Incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.

Herengracht 424 1017 BZ Amsterdam The Netherlands (Address of principal executive offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: (31-20) 420-3191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Form of Restricted Share Award Program Agreement
Form of Performance Share Award Restricted Share Agreement
Form of Performance Share Award Restricted Share Agreement

Item 1.01 Entry into Material Definitive Agreement.

     On September 1, 2004, Core Laboratories N.V. (the “Company”) issued to its executive officers contingent rights to acquire Common Shares of the Company (the “Restricted Shares”) in the following amounts: David M. Demshur (35,000), Richard L. Bergmark (20,000), John D. Denson (15,000) and Monty L. Davis (5,000). The Restricted Shares were granted pursuant to Restricted Share Award Program Agreements, dated September 1, 2004, between the Company and each of the foregoing executive officers. The Restricted Shares will be forfeited to the Company in the event the executive officer’s employment by the Company is terminated by the Company for cause prior to January 1, 2011. However, the Restricted Shares will become fully vested upon the occurrence of any of the following: (i) the average closing price per Common Share of the Company has been equal to or greater than $25.00 over 20 consecutive trading days at any time during the period beginning on the twenty-first trading day after the first anniversary of the date of grant and ending on the third anniversary of the date of grant, (ii) the average closing price per Common Share of the Company has been equal to or greater than $29.00 over 20 consecutive trading days at any time during the period beginning on the first trading day after the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant, (iii) a change in control of the Company, (iv) the executive officer remains continuously employed by the Company until January 1, 2011, or (v) the executive officer’s employment by the Company is terminated for any reason other than by the Company for cause. A form of Restricted Share Award Program Agreement is filed as Exhibit 10.1 to this Form 8-K.

     On September 1, 2004, the Company also issued contingent rights to acquire Common Shares of the Company, subject to certain forfeiture restrictions (the “Performance Shares”), in the following amounts: David M. Demshur (20,000), Richard L. Bergmark (10,000), John D. Denson (5,000) and Monty L. Davis (10,000). The Performance Shares will become vested if the Company achieves a return on equity during the three-year period beginning on January 1, 2004 (the “Performance Period”) that is at least equal to a pre-established target return. Twenty percent of the Performance Shares will vest if a 12% return on equity is achieved during the Performance Period, and the vesting percentage will increase ratably to the extent the Company’s return on equity exceeds 12%. Full vesting in the Performance Shares will occur if the Company achieves a return on equity of 18% or more during the Performance Period. In order to vest in Performance Shares, the executive officer must be employed by the Company on the last day of the Performance Period unless such employment is terminated by death or disability. Notwithstanding the foregoing, if a change in control of the Company occurs prior to the last day of the Performance Period and while the executive officer is employed by the Company, then all of the executive officer’s Performance Shares will vest as of the date of the change in control. The Performance Shares were granted pursuant to Performance Share Award Restricted Share Agreements (ROE Based), dated September 1, 2004, between the Company and each of the foregoing executive officers. A form of Performance Share Award Restricted Share Agreement (ROE Based) is filed as Exhibit 10.2 to this Form 8-K.

     In addition, on September 1, 2004, the Company amended and restated its form of Performance Share Award Restricted Share Agreement (Restated) pursuant to which the Company awarded contingent rights to acquire Common Shares of the Company, subject to certain forfeiture restrictions, in the following amounts:: David M. Demshur (20,000), Richard L. Bergmark (10,000), John D. Denson (5,000) and Monty L. Davis (10,000). Pursuant to this agreement, the Company will award performance restricted shares if certain targets are obtained. These performance restricted share awards represent the right to receive common shares of the Company in the future. Assuming the employee’s continued employment (or death or disability while employed), these awards vest at the end of a three-year performance period that began on January 1, 2004. None of these awards will vest unless the Company’s Common Shares perform at or above the 50th percentile of the common stock of the companies comprising the Philadelphia Oil Service Sector Index (OSX) at the end of the three-year period. If the Company’s Common Shares perform at or above the 75th percentile of the companies comprising the index at the end of such period, then all of the performance restricted shares will vest. If the Company’s Common Shares perform between the 50th and 75th percentiles of the companies comprising the index, then an interpolated percentage of between 20% and 100% of the performance restricted shares will vest at the end of the three-year period. If a change in control of the Company occurs prior to the last day of the three-year performance period and while the executive officer is employed by the Company, then all of the performance restricted shares will vest as of the date of the change in control. A form of Performance Share Award Restricted Share Agreement (Restated) is filed as Exhibit 10.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed as a part of this report:

Exhibit No.	Description
10.1	Form of Restricted Share Award Program Agreement.

10.2	Form of Performance Share Award Restricted Share Agreement (ROE Based).

10.3	Form of Performance Share Award Restricted Share Agreement (Restated).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE LABORATORIES, N.V.
Date: September 8, 2004	By:	/s/ John D. Denson
John D. Denson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Share Award Program Agreement.

10.2	Form of Performance Share Award Restricted Share Agreement (ROE Based).

10.3	Form of Performance Share Award Restricted Share Agreement (Restated).